EXHIBIT 4.1


                                 FORM OF WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR (ii) THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IS IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT IS ISSUED PURSUANT AND SUBJECT TO THAT CERTAIN SUBSCRIPTION AGREEMENT BETWEEN THE INITIAL HOLDER OF THIS WARRANT (THE "INVESTOR") AND CNS RESPONSE, INC., A DELAWARE CORPORATION (THE "COMPANY") DATED ________, 2007.

                                                              Dated: _____, 2007


                               CNS RESPONSE, INC.

                     WARRANT ("WARRANT") TO PURCHASE SHARES
                                       OF
                    COMMON STOCK, $0.001 PAR VALUE PER SHARE
                               ___________ SHARES

                               WARRANT NO. W-_____

         1. NUMBER OF SHARES SUBJECT TO WARRANT. This is to certify that, FOR VALUE RECEIVED, _______________ (the "Investor"), is entitled to purchase from the Company, at any time before the termination of this Warrant pursuant to
Section 3 hereof, at an exercise price equal to $1.80 per share (the exercise price in effect from time to time hereafter being called the "Warrant Price"), ___________________ (_________,000) shares ("Warrant Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), upon such Investor's exercise of this Warrant pursuant to Section 7 hereof. The number of Warrant Shares purchaseable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

         2. DEFINITIONS. As used in this Warrant, the following terms shall have definitions ascribed to them below:

                  (a) "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the state


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         of New York  are  authorized  or  required  by law or other  government actions to close between the hours of 9:30 a.m. and 5:00 p.m. Eastern Standard Time.

                  (b) "FAIR MARKET VALUE" or "FMV" of a share of Common Stock as of a particular date shall mean:

                           (i) If traded on a  securities  exchange,  the Nasdaq
                  National Market or the Nasdaq Small Cap Market, the Fair Market Value shall be deemed to be the average of the closing prices of the Common Stock of the Company on such exchange or market over the five (5) business days ending immediately prior to the applicable date of valuation;

                           (ii) If actively  traded  over-the-counter,  the Fair
                  Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

                           (iii) If there is no active public  market,  the Fair
                  Market Value shall be the value as determined in good faith by the Company's Board of Directors upon a review of relevant factors, including due consideration of the Registered Holders' determination of the value of the Company.

                  (c) "HOLDER" shall mean the Investor and any permitted transferees.

         3. TERMINATION. Unless terminated sooner under the terms of this Warrant, this Warrant shall terminate and no longer be exercisable at 5:00 p.m., Eastern Standard Time, on ________, 2012.

         4. FRACTIONAL SHARES. No fractional shares shall be issuable upon exercise of this Warrant and the number of shares to be issued shall be rounded up to the nearest whole share.

         5.       NO   SHAREHOLDER   RIGHTS.   This  Warrant,   by  itself,   as
distinguished from any shares purchased hereunder, shall not entitle the Holder to any of the rights of a shareholder of the Company.

         6. RESERVATION OF STOCK. The Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Warrant Shares upon the exercise or conversion of this Warrant. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute, issue and deliver the necessary certificates for shares of Warrant Shares issuable upon the exercise or conversion of this Warrant.

         7. EXERCISE OF WARRANT. This Warrant may be exercised at any time prior to its termination by the surrender of this Warrant, together with the Notice of Exercise and the Investment Representation Statement in the forms attached hereto as Attachments 1 and 2, respectively, duly completed and executed, at the principal office of the Company, specifying the portion of this Warrant to be exercised, and either:


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


                  (a) accompanied by payment in full of the Warrant Price in cash or by check with respect to the shares of Warrant Shares being purchased; or

                  (b) by electing, by written notice to the Company on the Notice of Exercise duly executed by the Holder, to receive a number of Warrant Shares, determined in accordance with the formula set forth below (the "Election"), in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

                                    X= Y(A-B)
                                       -----
                                         A

         Where X = The number of Warrant Shares to be issued to the Holder upon an Election.

                  Y = The number of Warrant Shares in respect of which this Warrant is being exercised as adjusted to the date of the Election.

                  A = The FMV of one Warrant Share on the date that the relevant Notice of Exercise is received by the Company.

                  B = The Warrant Price (as adjusted to the date of the Election in accordance with Section 8 hereof).

         This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Warrant Shares issuable upon exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable after such date, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of full shares of Warrant Shares issuable upon such exercise. If the Warrant shall be exercised for less than the total number of shares of Warrant Shares then issuable upon exercise, promptly after surrender of the Warrant upon such exercise, the Company will execute and deliver a new Warrant, dated the date hereof, evidencing the right of the Holder to the balance of the Warrant Shares purchasable hereunder upon the same terms and conditions set forth herein.

         8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of shares issuable upon exercise of this Warrant (or any shares of stock or other securities or property at the time receivable or issuable upon exercise of this Warrant) and the Warrant Price therefor are subject to adjustment upon the occurrence of the following events:

                  (a) ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATIONS, ETC. The Warrant Price and the number of shares issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event altering the number of outstanding shares of the Company's common stock.


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


                  (b) ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the shares payable in securities of the Company then, and in each such case, the Holder, on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the Warrant Shares (or such other stock or securities) issuable on such exercise prior to such date, the securities of the Company to which such Holder would have been entitled upon such date if such Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

         9. ADJUSTMENT FOR CAPITAL REORGANIZATION, CONSOLIDATION, MERGER OR SALE. If any capital reorganization of the capital stock of the Company, or any consolidation or merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to another corporation shall be effected in such a way that holders of the Company's capital stock will be entitled to receive stock, securities or assets with respect to or in exchange for the Company's capital stock, then in each such case the Holder, upon the exercise of this Warrant, at any time after the consummation of such capital reorganization, consolidation, merger, or sale, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised
this   Warrant   immediately   prior  to  the   consummation   of  such  capital
reorganization, consolidation, merger, or sale, all subject to further adjustment as provided in this Section 9; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

         10. NOTICE OF WARRANT. On the happening of an event requiring an adjustment of the Warrant Price or the Warrant Shares purchaseable hereunder, the Company shall forthwith give a written notice to the Holder stating the adjusted Warrant Price and the adjusted number and kind of securities or other property purchaseable under this Warrant resulting from the event and setting forth in reasonable detail the method of calculation and the facts upon which the calculation is based. The Board of Directors of the Company, acting in good faith, shall determine the calculation.

         12. TRANSFER OF WARRANT. This Warrant may be transferred or assigned by the Holder hereof in whole or in part, provided that the transferor provides, at the Company's request, an opinion of counsel satisfactory to the Company that such transfer does not require registration under the Act and any other applicable federal or state securities laws.

         13. AMENDMENTS AND WAIVERS. This Warrant and any term hereof may only be amended, waived, discharged or terminated by a written instrument signed by the Company and the Holder.

         14. MISCELLANEOUS. This Warrant shall be governed by the laws of the State of Delaware, as such laws are applied to contracts to be entered into and performed entirely in Delaware by Delaware residents. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof. All notices and other communications from the Company to the Holder of this Warrant shall be delivered, personally or mailed by first class mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing, and if mailed shall be deemed given three Business Days after deposit in the United States mail.


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


         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the date first written above.


                                    CNS RESPONSE, INC.


                                    By:
                                        -------------------------------
                                    Name:
                                    Title:


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


                                  ATTACHMENT 1

                               NOTICE OF EXERCISE

TO:  CNS RESPONSE, INC.

         The undersigned hereby elects to purchase Warrant Shares of CNS Response, Inc. pursuant to the terms of the attached Warrant, and (check the applicable box):

         |_| Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $____________ for _________ such securities.

         |_| If applicable pursuant to the cashless exercise feature set forth in Section 7(b).

         Please issue a certificate representing said shares of Warrant Shares in the name specified below:


        ------------------------                     ---------------------------
        Name                                         Name

        ------------------------                     ---------------------------
        Street Address                               Street Address

        ------------------------                     ---------------------------
        State, City and Zip Code                     State, City and Zip Code




HOLDER:

-------------------------------
Signature of Holder of Warrant

-------------------------------
Name of Holder of Warrant (print)

-------------------------------
Date

                                  ATTACHMENT 2

                       INVESTMENT REPRESENTATION STATEMENT

                            SHARES OF WARRANT SHARES
                     (AS DEFINED IN THE ATTACHED WARRANT) OF
                               CNS RESPONSE, INC.

In connection with the purchase of the above-listed securities, the undersigned hereby represents to CNS Response, Inc. (the "Company") as follows:

         (a) The securities to be received upon the exercise of the Warrant (the "Warrant Shares" as defined in the attached Warrant) will be acquired for investment for the undersigned's own account; not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of the undersigned's property shall at all times be within the undersigned's control. By executing this Statement, the undersigned further represents that the undersigned does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Warrant Shares issuable upon exercise of the Warrant.

         (b) The undersigned understands that the Warrant Shares issuable upon exercise of the Warrant at the time of issuance may not be registered under the Act, and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

         (c) The undersigned agrees that in no event will the undersigned make a disposition of any Warrant Shares acquired upon the exercise of the Warrant unless and until (i) the undersigned shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) the undersigned shall have furnished the Company with an opinion of counsel satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws.

         (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that the undersigned is able to fend for himself, herself or itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investments, and has the ability to bear the economic risks (including the risk of a total loss) of the undersigned's investment. The undersigned


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represents  that the undersigned has had the opportunity to ask questions of the
Company concerning the Company's business and assets and to obtain any additional information which the undersigned considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked, satisfactorily answered by the Company.

         (e) The undersigned acknowledges that the Warrant Shares issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Securities Act of 1933 (the "Act") which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

         (f) The undersigned represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Act.



HOLDER:

-------------------------------
Signature of Holder of Warrant

-------------------------------
Name of Holder of Warrant (print)

-------------------------------
Date